Strong Performance for Members, Well-Positioned for the Future Meeting with FHLBNY Stockholders July 24, 2018

“Advances Bank” strategy Strong performance record for customers and shareholders Well-positioned for the future FHLBank System’s financial results continue to be strong Key Messages

FHLBNY Is the Largest FHLBank, with Strong Advances Growth Total Advances ($ Billions) Change in Advances: 2Q07 vs 1Q18 Note: Data as of 3/31/2018

FHLBanks’ Balance Sheet Mix FHLBNY: Conservative “Core Mission” Balance Sheet Note: Data as of 3/31/2018; ranked by Core Mission Assets =

FHLBNY’s Membership and Borrower Base Are Diverse Total Advances = $112.7 B Borrower Diversification Member Type Data as of March 31, 2018

FHLBNY’s Financial Performance Is Strong March 31, Year End Year End Year End   2018 2017 2016 2015 Period End Balances ($bn)         Advances $112.2 $122.4 $109.3 $93.9 MBS Investments 17.5 17.2 15.6 14.1 Mortgage Loans 2.9 2.9 2.7 2.5 Total Assets 151.9 158.9 143.6 123.2 Consolidated Obligations 142.2 148.9 134.1 114.6 Retained Earnings 1.6 1.5 1.4 1.3 Capital Stock 6.3 6.8 6.3 5.6 Results ($mm)         Net Interest Income $193 $722 $556 $554 Operating Expenses 31 116 102 103 Net Income 126 479 401 415 Dividend Rate 6.50% 5.54% 4.73% 4.22%

FHLBNY Is Managing Operating Expenses Prudently Operating Expenses as a % of Average Total Assets, 2017

Our Dividends Have Been Reliable and Exceeded Market Reference Rates FHLBNY Dividend History

FHLBNY’s Dividends Are Strong Compared with Other FHLBanks

Our Strategy Balances Providing Short-Term Value with Positioning for the Long-Term PROVIDE VALUE to the membership through relevant, mission-oriented products and services and appropriate risk adjusted returns on capital stock 2. PROTECT THE PAR VALUE of member stock from risk and uncertainties and work to ensure the System’s long-term viability 3. SUPPORT THE GROWTH of the co-operative by pursuing business relationships with members/ prospects and pursuing community investment/outreach opportunities 4. PREPARE FOR FUTURE operating environments by enhancing opportunities for employees 5. ADOPT TECHNICAL DESIGN strategies that optimize cost, efficiency and resiliency Strategic Plan 2016–2018: Strategic Objectives

FHLBNY Is Strategically Well-Positioned Our Current Position is Strong “Core mission” focused balance sheet Strong earnings generation capability Diversified membership, advances demand & local economy Strong investor demand for FHLBank debt Challenges/Opportunities to Monitor Global economic conditions & member margins Debt market liquidity and FHLBank funding spreads Competition: other wholesale funding Regulatory changes Libor transition Member mergers

FHLBank Balance Sheets Are Scalable to Meet Member Liquidity Needs ($Millions)

System Financial Performance Is Improved Post-Crisis FHLBank System Net Income: 2001- 2017 ($Millions) FHLBank System ROE: 2001- 2017

Retained Earnings Have Grown Significantly, Providing Protection for Members and Debt Holders FHLBank System: Retained Earnings Growth Notes: URE = Unrestricted Retained Earnings. RRE = Restricted Retained Earnings.

All FHLBanks Well Exceed Capital Requirements Capital-to-Assets Ratio Note: Data as of 3/31/2018

Questions?

Member Business Update JULY 2018

Our Mission: To advance housing opportunity and local community development by supporting members in serving their markets. Federal Home Loan Bank of New York (FHLBNY) Our Vision: To be a balanced provider of liquidity to members in all operating environments. Our Business Lines:

Membership Trends at the FHLB System 1996 1Q 2018 FHLBank Membership Since the crisis, membership within the FHLBank System has declined by over 1,100 members

FHLBNY Business Update Total Number of Members Gained/Lost by FHLBank District from 2008 to 1Q2018 FHLBNY Membership Trends While membership at the FHLBNY and across the Federal Home Loan Bank (FHLBank) System is down due to M&A and failures, the FHLBNY has increased its membership (at a declining pace) during a difficult operating environment. FHLBNY New Members by Type

Member Assets by FHLBank Districts – 1Q2018 MEMBER ASSETS ($ IN TRILLIONS) COUNT OF MEMBERS

FHLBank Debt Issuance Trends Government Sponsored Enterprise (GSE) Debt Outstanding 3-Month FHLBank Cost of Debt vs. 3-Month Treasury 5-Year FHLBank Cost of Debt vs. 5-Year Treasury

FHLBank Debt Issuance and Advance Trends History of Consolidated Obligations Against LIBOR Since June 2007 FHLBNY Advance Curve

Member Liquidity Landscape Increase in liquidity needs Growth in the loan portfolios Flattening of the yield curve Rise in capital to leverage Volatility in retail deposits Large bank competition New entrants in the market Technological developments Demographics of depositors changing Wholesale funding costs rising While the Funding Gap continues to widen, Members are facing liquidity headwinds as they seek to grow their balance sheets Current Member Liquidity Challenges Funding Gap

How Our Members View Their Deposit Outlook A survey was sent to 306 Members in order to better understand the deposit landscape in a rising rate environment. We also sought to determine our members’ outlook regarding their plans to compete for deposits - 40% responded. Respondents do not envision a climate of significant deposit growth over the next several years, like we have seen in the past several years. The main challenges in competing for deposits are expected to come from larger banking organizations, those who leverage technology to attract deposits (FinTech firms, internet-only banks, etc.) and changing demographics within their footprint.  Respondents are positioned to compete mainly on rate and through investments in technology. WHAT IS YOUR DEPOSIT OUTLOOK OVER THE NEXT SEVERAL YEARS? WHAT ARE THE MAJOR CHALLENGES YOU FACE IN COMPETING FOR CORE DEPOSIT FUNDING?  RESPONDENTS WERE PERMITTED TO PROVIDE MORE THAN ONE RESPONSE. HOW DO YOU PLAN TO COMPETE FOR DEPOSIT MARKET SHARE SHOULD COMPETITION FOR CORE DEPOSITS INTENSIFY? Competition from larger banks Competition from internet only banks and FinTech firms Changing demographics Mature, well-penetrated deposit base Lacking sufficient Digital platform or infrastructure 60% 50% 40% 30% 20% 10% 0% 51% 38% 37% 32% 13% 70% 60% 50% 40% 30% 20% 10% 0% Compete based on rate Focus on digital innovations/ Enhance the digital experience Focus on capturing more deposits in Small Business Segment Bundle products to increase “share of wallet” Recruit/Retrain talent to meet changing needs Focus on branching innovations 57% 53% 41% 29% 24% 28%

Member Advances Outstanding The FHLBNY Advance book is diverse in terms of borrower types, product usage and composition at the top. There are both “headwinds” and “tailwinds” impacting the Advance business. Historical: Advances Outstanding: 4Q06 – 2Q18 Borrowers By Type and Product Usage

FHLBNY Credit Products Use of FHLBNY Advances Liquidity management Asset/liability management Transactional micro hedges Balance sheet macro hedges Minimizing liability costs Wholesale leveraging Funding retail loan growth Credit Products Overnight to 30 years Fixed or Floating Rate Amortizing or Bullet Structure Forward Starting Advances up to 1 year Special features such as embedded options

Advances Outstanding by Institution Type More Diverse Book of Business Historical: Advances Outstanding by Institution Type TOP 10 BORROWERS ($BILLIONS) Customer Name Advances 2Q18 YTD Change Citibank, N.A. $28.995 -$14.105 Metropolitan Insurance Company $14.245 -$0.200 NYCB $13.231 $1.400 Sterling National Bank $5.065 $0.558 Signature Bank $4.795 $0.600 Investors Bank $4.645 $0.319 Valley National Bank $4.352 $1.930 HSBC Bank USA $3.100 $0.000 AXA Equitable Life Insurance Co. $3.000 $0.000 New York Life Insurance Company $2.950 $0.325 Total of Top 10 Borrowers $84.378 -$9.173 Total Advances Outstanding $111.375 -$11.332 Top 10 as a % of Total Advances 76% - 2007-2Q18 The FHLBNY advance book is comprised of a more diverse group of institution types.

Housing and Community Lending Help turn home-ownership and community development dreams into reality Community Investment Program (CIP) Affordable Housing Program (AHP) First Home Clubsm Community Lending Programs Rural Development Advance (RDA) Urban Development Advance (UDA)

Community Lending Programs Commercial/ Economic Development Housing Refinancing of single-family mortgages Financing of housing projects: Property acquisition Construction Permanent financing Re-financing Renovation/ Rehabilitation Home Improvement Project specific uses of CIP, UDA & RDA Funds Equipment Purchase for Small Business Expansion Debt Refinancing for Small Businesses Debt Consolidation for Small Businesses Handicapped-Accessible Vans Fire Stations and Trucks Grocery Stores Retail Stores Educational Facilities Healthcare Facilities Office Buildings Daycare Centers Origination of single-family mortgages Total CLP Advances (Daily Average)

Disaster Relief Efforts for Puerto Rico and the U.S. Virgin Islands

$1.05M in Charitable Contributions

$775K – In FHLBNY Donations

United Way of Puerto Rico	$250,000
Virgin Islands Comm. Foundations Hurricane Relief Fund	$150,000
Catholic Charities	$100,000
Salvation Army	$100,000
Red Cross	$100,000
Americares	$100,000
All Hands Volunteers	$50,000
Pathstone	$75,000
VIHA	$50,000
Habitat of Humanity PR	$75,000

***The charitable donations listed above include donations from other FHLBs*

$275K – In Support From Other FHLBanks

- Nine FHLBanks contributed $25,000 each to support our district for Hurricane relief efforts (totaling $225,000).
- FHLB San Francisco – donated an additional $50,000 to support relief efforts in our district.

Other Relief Efforts:

- FHLB Atlanta – Donated $275,000 towards relief efforts in their district and received $25,000 from each of the other nine FHLB's for relief efforts.
- The FHFA – Provided a "No objection Letter" that waives the income requirements for household income limits for AHP- assisted rental projects for those displaced by the hurricane

Disaster Relief Funding & Voluntary Grants

$1Billion - Disaster Relief Funding

$1 BILLION IN DISASTER RELIEF FUNDING offers discounted advance rates to Members.

In response to the severe and extensive damage caused by Hurricanes Harvey, Irma and Maria, the FHLBNY has made $1 billion in Disaster Relief Funding available to its members to help rebuild communities in FEMA-designated disaster areas in Puerto Rico and the U.S. Virgin Islands.

$5M Set Aside - Voluntary Disaster Relief Grant Programs

These programs will be administered and marketed by participating Members of the FHLBNY and are intended to assist home owners and small businesses in Puerto Rico and the U.S. Virgin Islands that sustained damage as a direct result of Hurricanes Irma and Maria in September 2017.

- Homeowner Recovery Grant assists home owners
- Small Business Recovery Grant assists small businesses

FHLBNY

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Utilize the FHLBNY's triple-A credit rating to secure municipal deposits Increase a member’s liquidity position by freeing up the securities portfolio for other uses Increase earnings on the investment portfolio (MULOC can take the place of lower-yielding investments, such as Treasuries) Reduce the operational expense associated with monitoring deposits (eliminates the need to match CUSIPs, monitor principal paydowns, monitor securities calls, etc.) Helps manage asset/liability positions Presents financing opportunities for projects that support housing and community economic development FHLBNY Letters of Credit LOC Balances 2012– March 2018 Benefits

FHLBNY Member Resource Center The FHLBNY Resource center has a plethora of information geared at helping you maximize your membership. Gain access and understating on the tools best suited to address your institutions unique set of challenges and environment including: Managing Interest Rate Risk Increasing profitability Increasing your Net Interest Margin Locking in spreads to preserve margins Mitigating Net Interest Income at Risk and Economic Value of Equity at Risk Achieving asset/liability management goals without increasing the size of the balance sheet Take advantage of these readily available resources by visiting us at: www.fhlbny.com/members/resource-center

Take Advantage of These Member Resources MEMBER-DIRECTOR EDUCATION PROGRAM Specifically created for your board of director and management teams to be better prepared in making strategic decisions, this program can be tailored to meet your institution’s specific needs and concerns. The FHLBNY can visit your institution or we can host your meeting in our newly-renovated corporate office, located in central New York City. TOPICS CAN INCLUDE (but are not limited to): What’s happening within the markets and with our members The current operating and regulatory environment Strategic planning topics such as: asset and liability management, deposit pricing, and funding essential technology advancements Leveraging FHLBNY products to hedge risk, provide contingent and strategic liquidity, assist with your business model, and ultimately enhance earnings and preserve capital BORED WITH YOUR BOARD ROOM? COME USE OURS! We Invite You To Check Out Our New Headquarters and Use Our Board Room Conveniently located next to Grand Central Station Space for breakout sessions State-of-the-art technology, including LED screens, video-conferencing capabilities and smart boards Private rooms for phone calls Soundproof conference rooms Schedule a session with the FHLBNY’s Financial Economist to gain perspectives on the economy

Member Services Desk… …to Better Serve Members

As long as markets remain open, and a member has pledged sufficient qualifying collateral and is willing to purchase the requisite amount of capital stock, the FHLBNY will always continue to lend to our members to help you meet your community’s needs. José R. González President and CEO “ ” FHLBNY

THANK YOU FOR ATTENDING!